UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

The information in this report set forth under Item 2.03 is incorporated herein by reference.

Item 2.01     Completion of Acquisition or Disposition of Assets.

On June 25, 2013, Trail Creek Apartments, LLC ("Purchaser"), a wholly owned subsidiary of Preferred Apartment Communities Operating Partnership, L.P. ("PAC-OP"), completed the acquisition of a fee-simple interest in a 96-unit townhome community on approximately 10.2 acres in Hampton, Virginia ("Trail II") for a purchase price of approximately $18.1 million, exclusive of acquisition-related and financing-related transaction costs. Trail II was acquired from Oxford Hampton Partners LLC ("Seller"). Purchaser is currently the owner of a 204-unit multifamily community located adjacent to Trail II ("Trail I"). Trail Creek Mezzanine Lending, LLC ("Lender"), a wholly owned subsidiary of PAC-OP, previously made a $6.0 million mezzanine loan to Seller (the "Mezzanine Loan") partially funding the construction of Trail II. The purchase price was determined based on the terms of a purchase option agreement between Seller and Lender entered into as of June 30, 2011 (the "Purchase Option Agreement") in connection with the closing of the Mezzanine Loan. The rights of Lender under the Purchase Option Agreement have been assigned by Lender to Purchaser.

In connection with the acquisition of Trail II, the Preferred Apartment Communities, Inc. (the "Company") paid an acquisition fee of $121,056, or 1.0% of the difference between the contract purchase price and the principal amount of the Mezzanine Loan, to Preferred Apartment Advisors, LLC, the Company’s manager (the "Manager"), of which Williams Opportunity Fund, LLC, a Georgia limited liability company ("WOF"), will receive $1,211 through its special limited liability company interest in the Manager which entitles WOF to receive 1% of the Manager's gross revenues. WOF owns approximately 1.29% of the outstanding common stock of the Company as of June 24, 2013. In addition, John A. Williams, the Company's Chief Executive Officer and Chairman of the Board, indirectly owns an approximate 1.0% membership interest in WOF.

Trail II was completed in 2012 and consists of 96 townhomes with a current occupancy of approximately 94%. The Company funded a portion of the purchase price of the acquisition of Trail II with the proceeds from the repayment of the Mezzanine Loan, including any accrued but unpaid interest and fees. In addition, the Company financed the acquisition of Trail II with a $28.1 million non-recourse first mortgage loan (the "Loan") from KeyCorp Real Estate Capital Markets, Inc., an Ohio corporation ("KeyBank"). A portion of the proceeds of the Loan completely refinanced the existing $15.275 million first mortgage loan used to finance Trail I for which Purchaser paid a prepayment premium of 3% of the amount prepaid, or approximately $458,000. Additional information regarding the Loan is set forth under Item 2.03 of this report.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On June 25, 2013 in connection with the purchase of Trail II, Purchaser obtained the Loan from KeyBank in the original principal amount of $28.1 million. Within approximately 60 days of the execution of the Multifamily Loan and Security Agreement (the "Loan Agreement") and related documents, the Company expects that KeyBank will sell, transfer, deliver and assign the Loan to the Federal Home Loan Mortgage Corporation (the "Lender"). The Loan is secured by the combined property of Trail I and Trail II (together, "Trail Creek") the sole investment property of Purchaser. Purchaser received net proceeds of approximately $27.7 million after payment of costs and fees associated with obtaining the Loan. The Loan bears interest at a fixed rate of 4.22% per annum. The Loan requires monthly payments of accrued interest for the term of the Loan. All remaining indebtedness, including all accrued and unpaid interest and principal, is due by July 1, 2020. Subject to limited exceptions, Purchaser must pay additional charges for prepayment of any principal prior to the three-month period beginning on April 1, 2020. There are no guaranties of the Loan provided by the Company or PAC-OP.

In accordance with the terms of the Loan Agreement and the note related to the borrowing, the payment of the note may be accelerated at the option of the Lender if an event of default occurs. As defined in the Loan Agreement, events of default include, but are not limited to: failure to pay any amount due under the Loan Agreement or any related documents when due; failure to maintain insurance coverage required under the Loan Agreement; owning any real or personal property other than the mortgaged property and personal property related to the operation and maintenance of the mortgaged property; and any materially false or misleading representations or warranties made in connection with the Loan Agreement.

The foregoing description is qualified in its entirety by reference to the Multifamily Loan and Security Agreement and the Multifamily Note, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits

(a)	Financial Statements of Businesses Acquired.

As stated in the Company’s Current Report on Form 8-K filed on June 20, 2013 (the "June Form 8-K"), the financial statements required by Item 9.01(a) are currently being prepared. The Company will file the required financial statements under the cover of Form 8-K/A as soon as practicable but not later than August 30, 2013, which is 71 calendar days after the latest date on which the June Form 8-K was required to be filed.

(b)	Pro Forma Financial Information.

As stated in the Company’s June Form 8-K, the pro forma financial information required by Item 9.01(b) is currently being prepared. The Company will file the required pro forma financial information under the cover of Form 8-K/A as soon as practicable but not later than August 30, 2013, which is 71 calendar days after the latest date on which the June Form 8-K was required to be filed.

(d)    Exhibits.

10.1	Multifamily Loan and Security Agreement dated as of June 25, 2013, between Trail Creek Apartments, LLC and KeyCorp Real Estate Capital Markets, Inc.

10.2	Multifamily Note dated as of June 25, 2013, issued by Trail Creek Apartments, LLC to KeyCorp Real Estate Capital Markets, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: June 28, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Multifamily Loan and Security Agreement dated as of June 25, 2013, between Trail Creek Apartments, LLC and KeyCorp Real Estate Capital Markets, Inc.
10.2	Multifamily Note dated as of June 25, 2013, issued by Trail Creek Apartments, LLC to KeyCorp Real Estate Capital Markets, Inc.